UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2016

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2016, Nxt-ID, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to effectuate a one-for-ten reverse stock split, as further detailed in Item 8.01 below. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 3.1.

Item 8.01    Other Events.

Effective September 9, 2016, the Company, acting pursuant to authority received at its Annual Meeting of Stockholders (the “Annual Meeting”), effectuated a one-for-ten reverse stock split. Pursuant to this corporate action, every 10 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) have been converted into one share of Common Stock. The reverse stock split will take effect at 5:00 p.m. Eastern Time on September 9, 2016 and the Company’s Common Stock will open for trading on September 12, 2016 on a post-split basis.

The filing of the Amendment followed (i) the approval by the Company’s stockholders, at the Annual Meeting, of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its common stock, at a ratio in the range of 1-for-5 to 1-for-15, such ratio to be determined by the Company’s Board of Directors, and (ii) the subsequent approval by the Company’s Board of Directors of the specific 1-for-10 ratio.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock in connection with the reverse stock split will receive one whole share of Common Stock by virtue of rounding up such fractional share to the next highest whole share. The Company’s post-reverse split Common Stock has a new CUSIP number: 67091J 206, but the par value and other terms of the Common Stock were not affected by the reverse stock split. The post-reverse split Common Stock will continue to trade on The NASDAQ Capital Market under the symbol “NXTD”.

The Company’s transfer agent, VStock Transfer, LLC, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for Common Stock.

On September 9, 2016, the Company also issued a press release announcing the reverse stock split, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)                Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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